UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):  July18, 2007

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2007, Richard J. Doyle retired from the Board of Directors of Modine Manufacturing Company (the “Company”) consistent with his intention disclosed in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders.  Mr. Doyle was Chairman of the Audit Committee of the Board of Directors of the Company.  Mr. Charles P. Cooley, who qualifies as an audit committee financial expert, will replace Mr. Doyle as Chairman of the Audit Committee.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 18, 2007, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws to reduce the number of directors from ten to nine.

The text of the amendment is as follows:

3.01.  General Powers; Number and Classification.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven.  Until this Bylaw is amended to provide for a different number, the number of directors constituting the whole Board of Directors shall be nine.  No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors.  The term of office of a director shall be three years.  The classes of directors shall be staggered so that each expires in succeeding years.  At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

The foregoing description of the Bylaws is qualified in its entirety by reference to the actual Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are hereby incorporated by reference.

Item 7.01                      Regulation FD Disclosure

On July 18, 2007, Modine Manufacturing Company held its 2007 Annual Meeting of Shareholders, at which a slide presentation was given and is attached hereto as Exhibit 99.2.  The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events

On July 18, 2007, the Company’s Board of Directors declared a quarterly dividend.  A copy of the Company’s news release relating to that declaration is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith:

3.1             Bylaws

99.1           Press Release dated July 18, 2007 announcing quarterly dividend declaration

99.2           Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/D.B. Rayburn	/s/D.R. Zakos
Name: D.B. Rayburn	Name: D.R. Zakos
Title: President and Chief Executive Officer	Title: Vice President, General Counsel and Secretary

Date:  July 18, 2007

EXHIBIT INDEX

Exhibit No.                                           Description

3.1                                           Bylaws

99.1	Press Release dated July 18, 2007 announcing quarterly dividend declaration

99.2                                         Slide presentation